UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Così, Inc.

(Name of Registrant as Specified In Its Charter)

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COSÌ, INC.
1751 LAKE COOK ROAD, 6th FLOOR
DEERFIELD, ILLINOIS 60015

April 17, 2008

Dear Fellow Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Così, Inc. (“Così” or the “Company”), which will be held on Monday, May 12, 2008, commencing at 3:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015.

At the annual meeting, you will be asked to consider and vote upon the election of two directors and to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

Each of these proposals is more fully described in the notice of meeting and Proxy Statement that follows.

We hope that you will find it convenient to attend in person. Whether or not you expect to attend, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

A copy of the Company’s Annual Report to Stockholders, which includes a copy of the Company’s Form 10-K for the fiscal year ended December 31, 2007, is being provided to each of the Company’s stockholders with this Proxy Statement. Additional copies may be obtained by writing to Così, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015, Attention: Investor Relations.

On behalf of the officers, directors and employees of Così, I would like to express the Company’s appreciation for your continued support.

Sincerely,
COSÌ, INC.

William D. Forrest
Chairman

COSÌ, INC.
1751 LAKE COOK ROAD, 6TH FLOOR
DEERFIELD, ILLINOIS 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2008

To the Stockholders of Così, Inc.:

The 2008 Annual Meeting of Stockholders of Così, Inc., a Delaware corporation (“Così” or the “Company”), will be held at 3:00 p.m. local time on Monday, May 12, 2008, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, for the following purposes:

1. To elect two directors to serve for a three-year term expiring at the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To consider and ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2008.

3. To consider and act upon such other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote FOR the two nominees for director and FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm.

The Board of Directors has fixed the close of business on April 4, 2008 as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

William E. Koziel
Secretary

Dated: April 17, 2008
Deerfield, Illinois

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

PROXY STATEMENT
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
NOMINATION PROCESS
COMPENSATION OF DIRECTORS
I. PROPOSAL NUMBER ONE -- ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
TRANSACTIONS WITH RELATED PERSONS
INDEMNIFICATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
II. PROPOSAL NUMBER TWO -- RATIFICATION OF AUDITORS
INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT AND FINANCIAL STATEMENTS
SOLICITATION OF PROXIES

COSÌ, INC.
1751 LAKE COOK ROAD, 6TH FLOOR
DEERFIELD, ILLINOIS 60015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 12, 2008

This Proxy Statement is furnished by the Board of Directors of Così, Inc., a Delaware corporation (“Così”, the “Company”, “we”, “us”, or “our”), in connection with the solicitation of proxies to be voted at our 2008 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting (the “Annual Meeting”). Our Annual Meeting will be held at 3:00 p.m. local time on Monday, May 12, 2008, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Notice of Annual Meeting, Proxy Statement, Proxy Card and the accompanying Così, Inc. 2007 Annual Report, which includes the Annual Report on Form 10-K, are being mailed to our stockholders on or about April 17, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2008.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=1316108&p=irol-sec.

In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of the proposal or against it, or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

If no direction is given on a proxy with respect to a proposal, the proxy will be voted “FOR” the slate of directors described below under “ELECTION OF DIRECTORS” and “FOR” the ratification of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the current year. As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

A stockholder who has given a proxy may revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of Così, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

VOTING SECURITIES

The Board of Directors has fixed the close of business on April 4, 2008 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. Holders of record as of the close of business on April 4, 2008 will be entitled to one vote for each share held. On April 4, 2008, there were 41,063,681 shares of the Company’s common stock, par value $0.01 per share, issued and outstanding, all of which are entitled to vote with respect to all matters acted upon at the Annual Meeting.

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm.

An abstention with respect to any proposal other than the election of directors will be counted as present for purposes of determining the presence of a quorum but will have the practical effect of a negative vote as to that proposal. Brokers who do not receive stockholder voting instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner’s failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining a quorum but will not be deemed to be present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of April 4, 2008, the following are the only entities (other than the Company’s employees as a group) known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding shares of common stock.

Beneficial Owners of More Than 5% Stock

	Shares of		Percent of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned		Owned(1)
ZAM Holdings, L.P.	4,619,064	(2)	11.2%
c/o PBK Holdings, Inc.
283 Greenwich Avenue
Greenwich, Connecticut 06830
Daniel A. O’Byrne, Vice President	4,480,600	(3)	10.9%
Royce & Associates, LLC
1414 Avenue of the Americas
New York, NY 10019
Ronald J. Juvonen	4,353,952	(4)	10.6%
c/o Downtown Associates, L.L.C.
674 Unionville Road, Suite 105
Kennett Square, PA 19348
Jonathan Gallen	4,000,000	(5)	9.7%
299 Park Avenue, 17th Floor
New York, NY 10171
Loomis, Sayles & Co. LP	2,869,939	(6)	7.0%
One Financial Center
Boston, MA 02111
Richard W. Shea, Jr.	2,423,083	(7)	5.9%
c/o Vardon Capital
Management, LLC
120 West 45th Street, 17th Floor
Floor New York, New York 10036

(1)	Ownership percentages are based on 41,063,681 shares of common stock outstanding as of April 4, 2008. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 3, 2008.

(2)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2008, by ZAM Holdings, L.P., a Delaware limited partnership, PBK Holdings, Inc., a Delaware corporation, and Philip B. Korsant.

According to the Schedule 13G/A, ZAM Holdings, L.P., PBK Holdings, Inc., and Philip B. Korsant collectively beneficially own and have shared voting and shared dispositive power over 4,619,064 shares.

(3)	This information is based on a Schedule 13 G/A filed with the SEC on January 28, 2008, by Royce & Associates, LLC, a registered investment advisor. According to the Schedule 13 G/A, Royce & Associates, LLC beneficially owns and has sole voting and sole dispositive power over 4,480,600 shares, and various accounts managed by Royce & Associates, LLC have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of the shares. The interest of one account, Royce Value Plus Fund, a registered investment company managed by Royce & Associates, LLC, amounted to 3,997,600 shares or 9.76% of the total shares outstanding.

(4)	This information is based on a Schedule 13 G/A filed with the SEC on December 27, 2007 by Ronald J. Juvonen, in his capacity as Managing Member of Downtown Associates, L.L.C. According to the Schedule 13 G/A, 4,353,952 shares are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P. and Downtown Associates V, L.P. (collectively, the “Downtown Funds”), of which Downtown Associates, L.L.C. is the general partner. Ronald J. Juvonen, as the Managing Member of Downtown Associates, L.L.C., is deemed to beneficially own and has sole power to vote and direct the disposition of 4,353,952 shares held by the Downtown Funds.

(5)	This information is based on a Schedule 13 G/A filed with the SEC on February 14, 2008, by Jonathan Gallen, in his capacity as the investment manager for Ahab Partners, L.P. (“Partners”), Ahab International, Ltd. (“International”), Queequeg Partners, L.P. (“Queequeg”), Queequeg, Ltd. (“Limited”), and one or more private investment accounts (the “Accounts”). According to the Schedule 13 G/A, as of December 31, 2007, Partners, International, Queequeg, Limited and the Accounts held in the aggregate 4,000,000 shares. Jonathan Gallen possesses sole power to vote and direct the disposition of all of the Company’s securities held by Partners, International, Queequeg, Limited and the Accounts and is deemed to beneficially own 4,000,000 shares.

(6)	This information is based on a Schedule 13 G/A filed with the SEC on February 14, 2008 by Loomis, Sayles & Co., L.P. (“Loomis”), a registered investment advisor. According to the Schedule 13 G/A, Loomis, beneficially owns 2,902,410 shares, and has sole voting power over 2,869,939 shares and sole dispositive power over 2,902,410 shares. Clients of Loomis, none of whom has such interest relating to more than 5% of any class, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities.

(7)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2008, by (i) Vardon Partners, L.P., a Delaware limited partnership; (ii) Vardon Partners II, L.P., a Delaware limited partnership; (iii) Vardon Focus Fund, L.P., a Delaware limited partnership; (iv) Vardon Focus Fund II, L.P., a Delaware limited partnership; (v) Vardon Continuum Fund, L.P. (formerly known as Vardon Hybrid Fund, L.P.), a Delaware limited partnership (together the “Domestic Funds”); (vi) Vardon International, Ltd., a Cayman Islands exempted company; (vii) Vardon International BP, Ltd., a Cayman Islands exempted company; (viii) Vardon Focus Fund International, Ltd., a Cayman Islands exempted company; (ix) Vardon Focus International BP, Ltd., a Cayman Islands exempted company; (x) Vardon Continuum International, Ltd., a Cayman Islands exempted company (together the “Offshore Funds”); (xi) Vardon Capital, L.L.C., a Delaware limited liability company (“VC”), with respect to shares of common stock held in the Domestic Funds; (xii) Vardon Capital Management, L.L.C., a Delaware limited liability company (“VCM”), with respect to shares of common stock held in the accounts of the Domestic Funds, Offshore Funds and certain other separate account clients managed by VCM (the “Managed Accounts”, and together with the Domestic Funds and Offshore Funds, the “Advisory Clients”) for which VCM serves as the investment manager and (xiii) Richard W. Shea, Jr., the sole managing member of VC and VCM, with respect to shares of common stock deemed to be beneficially owned by VC and VCM. According to the Schedule 13G/A, Vardon Capital, LLC, Vardon Partners, L.P., Vardon International, Ltd., Vardon Focus Fund, L.P., Vardon Focus Fund II, L.P., and Vardon Focus Fund International, Ltd., collectively beneficially own and have shared voting and shared dispositive power over 2,423,083 shares.

The determination that there were no other persons, entities, or groups known to the Company to beneficially own more than 5% of the Company’s common stock was based on a review of the Company’s internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Security Ownership of Management and Directors

The following table sets forth certain information regarding ownership of the Company’s common stock as of April 4, 2008, by (i) each of the members of the Company’s Board of Directors, (ii) each of the Company’s executive officers named in the “Summary Compensation Table” under “Executive Compensation” below, and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

Security Ownership of Management and Directors

	Shares of		Percent of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name of Beneficial Owner(1)	Owned		Owned(2)

Robert Merritt	207,967		*
William D. Forrest	1,487,950	(3)	3.71%
Creed L. Ford, III	286,520		*
Eli Cohen	—	(4)	0.00%
Mark Demilio	17,612		*
Michael O’Donnell	8,042		*
Karl Okamoto	3,415		*
James Hyatt	475,000		1.19%
William Koziel	174,234	(5)	*
Christopher Carroll	72,347		*
Christopher Ames	82,919		*
Vicki Baue	58,125	(6)	*
Kevin Armstrong	—		0.00%
Gilbert Melott	—		0.00%
Edward Backus	65,987		*
All executive officers and directors as a group (17 persons)	2,969,817	(7)	7.41%

*	Represents less than 1%.

(1)	Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Così, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

(2)	Ownership percentages are based on 41,063,681 shares of common stock outstanding as of April 4, 2008, and shares represented by options and warrants that are exercisable on or before June 3, 2008. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 3, 2008.

(3)	Includes 467,954 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $3.14. Also includes 523,546 shares of restricted stock held by Forrest Family LLC.

(4)	Eli Cohen, a non-employee director, voluntarily waived all compensation, including stock awards, for serving on the Company’s Board.

(5)	Includes 67,972 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.86 per share.

(6)	Includes 15,000 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.20 per share.

(7)	These 17 persons include all current members of the Company’s Board of Directors and the executive officers detailed under “Information About the Nominees, the Continuing Directors and Executive Officers” below.

CORPORATE GOVERNANCE

Role and Composition of the Board of Directors

General.  Our business is managed under the direction of our Board of Directors (the “Board”) pursuant to the Delaware General Corporation Law and our By-laws. Our Board has responsibility for establishing broad corporate policies and for the overall performance of our Company. It is not, however, involved in the operating details on a day-to-day basis. Although management is responsible for the day-to-day business operations of the Company, having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. Our Board is kept advised of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them, and by participating in Board and Board Committee meetings.

Board Size.  The Board’s optimum size is five to ten members. The Nominating/Corporate Governance Committee, in consultation with the Chairman and the Chief Executive Officer, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Nominating/Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

Terms and Term Limits.  The Board is divided into three classes serving staggered three-year terms. The Board does not favor term limits for directors but believes that it is important to monitor overall Board performance.

Committees.  It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-owned company. Currently, these committees are the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. The members of these committees are recommended to the Board by the Nominating/Corporate Governance Committee in consultation with the Chief Executive Officer. The committees are comprised solely of independent directors. The membership of these three committees is rotated from time to time. The current members of each of these committees are identified below under the heading “Board Committees”.

Board Functions

Meeting Schedule.  The Board sets the annual schedule of Board and Committee meetings. Our Board holds a minimum of four regular meetings per year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Committee meeting schedules are recommended by each Committee in order to meet the responsibilities of that Committee.

Senior Management Presence.  At the invitation of the Board, members of senior management recommended by the Chairman and Chief Executive Officer attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

Director Access to Management and Corporate and Independent Advisors.  Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.

Director Attendance.  The Board held four regularly scheduled Board meetings in fiscal 2007. The Board held 12 special meetings in fiscal 2007. All directors attended 75% or more of the Board meetings during the time period in which they were directors. Each director attended 75% or more of the board committee meetings on which such director served during fiscal 2007. In addition, the Board encourages all of its directors to attend the Company’s Annual Meetings. Five directors attended the 2007 Annual Meeting.

Board and Committee Self-Evaluation.  The Board, and each Committee, are required to conduct a self-evaluation of their performance at least annually.

Independence

It is the policy of the Company that the Board consist of a majority of independent directors, who shall satisfy the independence requirements of the Nasdaq Marketplace Rules.

The Board has affirmatively determined that, at April 4, 2008, five of its eight directors, including all members of the Audit, Compensation and Nominating/Corporate Governance Committees, are “independent” as defined by the listing standards of The Nasdaq Global Market (“Nasdaq”) and all applicable rules and regulations of the SEC. The five independent directors are Eli Cohen, Mark Demilio, Creed L. Ford, III, Michael O’Donnell and Karl Okamoto. Until his appointment on March 12, 2007 until September 15, 2007 as the Company’s Interim Chief Executive Officer and President, Robert Merritt was an independent director.

Executive Sessions

The independent directors meet without any management directors or employees present at least twice each year in executive sessions.

Corporate Governance Principles

The Board adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board’s Nominating/Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company’s website at www.getcosi.com.

Board Committees

The Board has three committees: Audit, Compensation and Nominating/Corporate Governance. The membership of each committee as of April 4, 2008 and the function of each committee are described below.

	Audit		Compensation		Nominating/Corporate
Director	Committee(1)		Committee(2)		Governance Committee(3)

William D. Forrest
Eli Cohen			X		X	*
Mark Demilio	X	**			X
Creed L. Ford, III	X
Robert Merritt
Michael O’Donnell	X		X	*
Karl Okamoto			X

*	Chair

**	Chair and “Audit Committee Financial Expert”

(1)	From January 2007 until March 2007, the Audit Committee was comprised of Mark Demilio (Chair), Creed L. Ford, III, and Robert Merritt. In March 2007, Michael O’Donnell was appointed to the Audit Committee to replace Mr. Merritt, who resigned from the Audit Committee in March 2007 when he was appointed as the Company’s Interim Chief Executive Officer and President on March 12, 2007.

(2)	From January 2007 until March 2007, the Compensation Committee was comprised of Eli Cohen (Chair), Michael O’Donnell and Robert Merritt. In March 2007, Mr. Merritt resigned from the Compensation Committee when he was appointed as the Company’s Interim Chief Executive Officer and President on March 12, 2007. In February 2008, Karl Okamoto was appointed to the Compensation Committee.

(3)	From January 2007 until March 2007, the Nominating/Corporate Governance Committee was comprised of Robert Merritt (Chair), Mark Demilio and Eli Cohen. In March 2007, Eli Cohen was appointed Chair to replace Robert Merritt, who resigned from the Nominating/Corporate Governance Committee in March 2007 when he was appointed as the Company’s Interim Chief Executive Officer and President on March 12, 2007.

Audit Committee.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, termination, retention and oversight of the Company’s internal auditor and independent registered public accounting firm, (ii) review and pre-approval of all auditing, non-audit and internal control-related services provided to the Company by the independent registered public accounting firm, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Company’s Amended and Restated Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Messrs. Demilio, Ford and O’Donnell, with Mr. Demilio serving as the Chair. The Board has determined that each member meets the independence requirements set forth by Nasdaq and Rule 10A-3(b)(1) of the Exchange Act and is able to read and understand fundamental financial statements. In addition, Mr. Demilio qualifies as an “audit committee financial expert” within the meaning of the SEC regulations and has therefore been named Chairman of the Audit Committee.

The Audit Committee met six (6) times in fiscal 2007.  The Audit Committee Report appears on page 15.

Compensation Committee.  The principal functions of the Compensation Committee include, without limitation, (i) annually evaluating the performance of the Chief Executive Officer, (ii) reviewing and approving the compensation of the Chief Executive Officer, (iii) reviewing and approving the compensation of all other senior executives, and (iv) implementing incentive programs, including the Company’s stock incentive plans. The Company’s Compensation Committee Charter, which describes all of the Compensation Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The Compensation Committee meets at least annually with the Chief Executive Officer while it is determining the annual and long-term performance goals and compensation levels for such executive officers. Both the goals and the Compensation Committee’s evaluation of the Chief Executive Officer’s performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or executive session. Compensation decisions for the Chief Executive Officer must be determined and approved by the Compensation Committee in executive sessions. The Compensation Committee also meets with the Chief Executive Officer to review its evaluation of his or her performance against such goals.

The Chief Executive Officer meets at least annually with each of the other named executive officers while he is determining the annual and long-term performance goals and compensation levels for each. The Chief Executive Officer then submits compensation recommendations to the Compensation Committee, along with the goals and evaluations of the other named executive officers’ respective performance against such goals, for consideration by the independent directors of the Board at a meeting or in executive session. The Compensation Committee also meets with the Chief Executive Officer to review his recommendations and evaluation of the other named executive officers’ respective performance against such goals.

The Compensation Committee may form and delegate authority to subcommittees to perform its duties when appropriate. No such delegation was made in 2007. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation. The Compensation Committee did not retain any independent compensation consultants in 2007.

The current members of the Compensation Committee are Messrs. Cohen, Okamoto and O’Donnell, with Mr. O’Donnell serving as the Chair. The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under Section 16 of the Exchange Act and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee met seven times in fiscal 2007. The Compensation Committee Report appears on page 17.

Nominating/Corporate Governance Committee.  The principal functions of the Nominating/Corporate Governance Committee include, without limitation, (i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations of director candidates made by eligible stockholders, and (iv) monitoring and recommending the functions of the Board committees. The Company’s Nominating/Corporate Governance Committee Charter, which describes all of the Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The current members of the Nominating/Corporate Governance Committee are Messrs. Demilio and Mr. Cohen, with Mr. Cohen serving as the Chair. The Nominating/Corporate Governance Committee formally met two times in fiscal 2007.

Stockholder Communications

Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, or to the whole Board, care of the Company’s Secretary. The Company’s Secretary will distribute any security holder communications received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

Code of Conduct and Ethics

All directors, officers and employees must act ethically at all times and in accordance with the Company’s Code of Conduct and Ethics. This Code satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at www.getcosi.com.

NOMINATION PROCESS

Role of the Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee (the “Committee”) identifies individuals that the Committee believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit A. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders, and they are evaluated for their character, judgment, business experience, and acumen. Pursuant to the Board of Director Candidate Guidelines, the Committee will consider and evaluate director candidates based upon certain minimum qualifications as set forth in Exhibit A hereto.

After identifying the qualified individuals and conducting interviews, as appropriate, the Committee will recommend the selected individuals to the Board for election at an annual stockholders’ meeting. In the event there is a vacancy on the Board between such annual stockholders’ meetings, the Committee will recommend one or more of the qualified individuals for appointment to the Board.

The Committee may retain a director search firm to help the Committee identify qualified director nominees.

Candidates Proposed by Stockholders for Consideration by the Nominating Committee

The Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence addresses, and principal occupation or employment during the past five years. Stockholders should send the required information to: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

In order for a recommendation to be considered by the Committee for the 2009 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than 5 p.m. local time on December 13, 2008. Such recommendations must be sent via registered, certified, or express mail, or by any other means that allows the stockholder to determine when the recommendation was received by the Company. The Company’s Secretary will send properly submitted stockholder recommendations to the Committee for consideration at a future Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Committee.

Stockholder Nominations

In addition, the Company’s Amended and Restated By-laws (the “By-laws”) permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s Amended and Restated By-laws, which were filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2007 and can also be obtained, without charge, upon written request to the Company’s Secretary, whose address is: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015. In order for recommendations to be considered by the Committee for the 2009 Annual Meeting of Stockholders, the By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than December 13, 2008, nor later than January 12, 2009.

COMPENSATION OF DIRECTORS

Annual compensation for non-employee directors for 2007 was comprised of cash compensation and equity compensation, which consisted of shares of stock. Each of these components is described in more detail below. Employee directors do not receive any compensation in connection with their director service.

The following table summarizes the compensation paid to our non-employee directors for service on the Board during fiscal 2007:

2007 Director Compensation

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation
Name	($)	($)(1)(2)	($)		Total

William Forrest	47,000	—	56,500	(3)	103,500
Mark Demilio	53,000	25,000	—		78,000
Creed Ford III	38,500	25,000	—		63,500
Michael O’Donnell	46,500	25,000	—		71,500
Karl Okamoto(4)	2,250	8,333	—		10,583

(1)	Each non-employee director is awarded common stock in the amount of $25,000 pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. The value of the stock awards include all amounts expensed in the Company’s financial statements in 2007 for equity awards pursuant to FAS 123R. The Company’s accounting treatment for equity awards is set forth in Note 11 (Stock-Based Employee Compensation) to the Company’s 2007 Consolidated Financial Statements. As of the end of 2007, there were no unvested stock awards and no stock option awards for non-employee directors outstanding.

(2)	On May 14, 2007 each of the non-employee directors (other than Eli Cohen and Robert Merritt) was awarded 5,198 shares of the Company’s common stock, having a fair value of $4.81 per share on the award date, representing the annual non-employee director stock compensation.

(3)	This amount represents the consulting fees paid to Mr. Forrest in 2007 for counseling services provided to the Company, the scope of which are beyond that which would ordinarily be provided by a Chairman of the Board and the duration of which was material, as determined by the Chief Executive Officer and approved by the Chairman of the Compensation Committee. In accordance with the terms of his agreement with the Company, Mr. Forrest is eligible for payment of consulting fees in an amount equal to a director meeting fee, either telephonic ($1,000) or in-person ($2,000), as appropriate, for providing such counseling services to the Company.

(4)	Mr. Okamoto was appointed to the Board in December 2007 and received pro-rated fees and a pro-rated stock award for the partial term from the date of his appointment until the 2008 Annual Meeting of Stockholders.

Description of Non-Employee Director Compensation

The Nominating/Corporate Governance Committee and the Compensation Committee annually review the compensation of directors.

During 2007, directors who were not employees of the Company or any of its subsidiaries received compensation for their service on the Board and were eligible to participate in the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as described below. Messrs. Cohen, Demilio, Ford and O’Donnell were independent directors during fiscal 2007. Additionally, Karl Okamoto who was appointed to the Board in December 2007 is an independent director. Robert Merritt was an independent director until March 2007 when he was appointed as the Company’s Interim Chief Executive Officer and President from March 12, 2007 to September 15, 2007. Beginning as of January 1, 2007, William Forrest, Chairman, ceased to be an employee of the Company and was compensated for serving as a non-employee director on the Board during fiscal 2007. Eli Cohen is an independent director but does not accept compensation for serving on the Board. As Chief Executive Officer and President of the Company, James Hyatt was not compensated for serving as a director on the Board during fiscal 2007.

The Company paid the following cash compensation in quarterly payments during the 2007 fiscal year to its non-employee directors, other than Mr. Forrest, the non-executive Chairman (whose compensation is described below). The Company awards the stock on the day of the Company’s annual meeting of stockholders.

Annual Board Retainer	$10,000
Audit Committee Chair Retainer	$10,000
Board Meeting In-Person Attendance Fees (per meeting)	$2,000
Board Meeting Telephonic Attendance Fees (per meeting)	$1,000
Annual Stock Grant	Value equal to $25,000

Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan

A total of 250,000 shares of common stock have been reserved for issuance under the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. The Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as approved at the 2004 Annual Meeting of Stockholders, provides for (i) automatic and non-discretionary grants of shares of common stock to non-employee directors, (ii) grants of non-qualified stock options to non-employee directors, and (iii) grants of stock appreciation rights (“SARs”) to non-employee directors. The Board has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs, the time or times at which the options or SARs may be exercised and whether all of the options or SARs may be exercised at one time or in increments. No stock options or SARs were granted to the Company’s non-employee directors during fiscal 2007. Under the terms of the plan, each non-employee director annually receives an automatic and non-discretionary grant of the Company’s common stock having a fair value of $25,000 at the time of the award.

Chairman of the Board

Pursuant to his Employment Agreement dated December 12, 2005, William Forrest served as Executive Chairman of the Board until December 31, 2006. For his services as Executive Chairman during fiscal year 2006, Mr. Forrest was also eligible for an annual cash incentive equal to the annual cash incentive payable by the Company to our Chief Executive Officer, payable in 2007 for 2006 performance. Additionally, in lieu of the annual stock grant provided to other non-employee directors on the Board, Mr. Forrest was eligible to receive up to 50,000 restricted shares of the Company’s common stock in 2007 at such times as grants were awarded to senior executives of the Company generally, with the exact number of shares to be determined by the Compensation Committee based on the attainment of performance criteria established by the Compensation Committee in consultation with the Company’s management. Based on the Company’s results against the targeted performance criteria, no restricted shares were granted to Mr. Forrest in 2007 for 2006 performance.

Commencing January 1, 2007, Mr. Forrest began serving as non-executive Chairman of the Board. So long as he serves as non-executive Chairman of the Board, Mr. Forrest will be paid an annual Board retainer equal to three times the normal annual retainer paid to non-employee directors, or $30,000. He is paid for any Board meetings attended at the rate of $2,000 per meeting for in-person meetings and $1,000 for teleconference meetings, and he is also reimbursed for out-of-pocket expenses incurred in connection with his service as a director.

While serving as non-executive Chairman of the Board, Mr. Forrest will make himself available to provide counsel to senior management of the Company. When the scope of such counsel is beyond that which would ordinarily be provided by a Chairman of the Board in connection with such role and the duration of such counsel is material, as determined by the Chief Executive Officer and approved by the Chairman of the Compensation Committee, Mr. Forrest is eligible for the payment of consulting fees in an amount equal to a director meeting fee, either telephonic ($1,000) or in-person ($2,000), as appropriate, provided that the total of all payments by the Company to Mr. Forrest will not exceed $200,000 in any calendar year during which he serves as non-executive Chairman of the Board. The total compensation paid to Mr. Forrest in fiscal year 2007, including director fees and any consulting fees for additional services, is summarized in the table above entitled “2007 Director Compensation”.

I.	PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Company’s By-laws provide that the Company’s Board of Directors will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company, with the members to be divided into three classes. The number of directors of the Company is presently fixed at eight. Directors in each class are elected for staggered three-year terms.

In March 2006, one of our directors resigned, resulting in a vacancy. That vacancy was successfully filled in December 2007 with a new highly qualified director, Karl Okamoto. He was assigned to the class of directors whose terms will expire in 2009 or until his successor has been duly elected and qualified.

On March 12, 2007, Kevin Armstrong resigned as the Company’s Chief Executive Officer, President and director due to health reasons. The Board appointed Robert Merritt, a director of the Company since October 2005, as Interim Chief Executive Officer and President until a successor to Mr. Armstrong was identified. Mr. Merritt continued to serve as a director while serving as the Company’s Interim Chief Executive Officer and President. On September 15, 2007, the Board appointed James Hyatt as Chief Executive Officer and President and as a director of the Company. Mr. Hyatt was assigned to the class of directors whose terms expire in 2010 or until his successor has been duly elected and qualified.

The terms of Eli Cohen, William D. Forrest and Robert Merritt expire this year. Messrs. Forrest and Merritt have been nominated by the Board for a term of three years expiring at the 2011 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each of Messrs. Forrest and Merritt is presently a director of the Company and has consented to be named as a nominee and to serve as a director if elected. Should either of the nominees be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend. Management does not anticipate that such an event will occur.

Mr. Cohen has elected not to stand for re-election at the 2008 Annual Meeting of Stockholders on May 12, 2008. The Board thanks Mr. Cohen for his many years of service and his extensive contributions to the Board. He has provided valuable guidance in stabilizing the Company during challenging times and in establishing the Company’s national brand.

The Board of Directors recommends a vote “FOR” the election of the nominees named above.

Information about the Nominees, the Continuing Directors and Executive Officers

The table below sets forth the names and ages of the directors, including the nominees, and the current executive officers of the Company, as well as the positions and offices held by such individuals. A summary of the background and experience of each of these individuals is set forth below the table.

Name	Age	Position(s) with Così

DIRECTORS WHOSE TERMS EXPIRE IN 2008:
Eli Cohen	35	Director
William D. Forrest	46	Chairman and Director
Robert Merritt	56	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2009:
Michael O’Donnell	52	Director
Karl Okamoto	45	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2010:
Mark Demilio	52	Director
Creed L. Ford, III	55	Director
James Hyatt	51	Chief Executive Officer, President, Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
William Koziel	50	Chief Financial Officer, Secretary, Treasurer
Christopher Ames	45	Chief Operating Officer
Christopher Carroll	51	Executive Vice President, Chief Marketing Officer
Paul Bower	48	Senior Vice President, Chief Development Officer
Vicki Baue	49	Vice President, General Counsel, Chief Legal Officer, Chief Compliance Officer, Assistant Secretary
Becky Iliff	39	Vice President of People
Maggie Martensen	37	Controller

James Hyatt, Chief Executive Officer and President and Director.  As of September 15, 2007, Mr. Hyatt was appointed the Company’s Chief Executive Officer, President and director. He has more than 30 years of branded industry experience at all levels of corporate and franchise restaurant operations, including as a successful franchisee at Burger King. From August 2005 to September 2007, Mr. Hyatt served as Chief Global Operations Officer of Burger King Corporation in Miami, Florida. From May 2002 to August 2005, he served in various executive and senior management capacities of increasing responsibilities at Burger King Corporation in Miami, Florida, including Executive Vice President of U.S. Franchise Operations, Senior Vice President U.S. Franchise Operations, and Senior Vice President Operations Services and Programs. Mr. Hyatt was a Burger King Franchisee in Atlanta, Georgia from 1995 until May 2002, when he was recruited to join Burger King’s corporate operations after establishing himself as a highly successful multi-unit franchisee, including being elected by the Burger King franchisees to lead various committees and initiatives for the benefit of its system-wide franchise association.

William Koziel, Chief Financial Officer, Secretary, Treasurer.  William Koziel was appointed Chief Financial Officer, Secretary and Treasurer of the Company in August 2005 and was Controller from August 2004 until August 2005. He has over 15 years of executive finance and accounting experience in the retail industry, more than ten of which have been with publicly-traded companies. From January 2002 to July 2004, Mr. Koziel served as Vice President Controller of Galyan’s Sporting Goods, Inc., a $700 million publicly-traded sporting goods retailer. Prior to joining Galyan’s, Mr. Koziel served as Vice President Controller of Homelife Corporation, a $600 million furniture retailer, from July 1999 to January 2002. From 1998 to June 1999, he served as Vice President Finance for Futorian Furnishings, a $200 million furniture manufacturer. From 1995 to December 1998, Mr. Koziel served as Chief Financial Officer of Evans, Inc., a $150 million publicly-traded specialty retailer. He received a Masters of Business Administration from De Paul University in 1992 and a Bachelor of Science in Accounting from De Paul University in 1980. Mr. Koziel successfully achieved accreditation as a certified public accountant in 1981.

Christopher Ames, Chief Operating Officer.  Mr. Ames began serving as the Company’s Chief Operating Officer as of December 4, 2006. Prior to joining the Company, from October 2005 to December 2006, Mr. Ames was Executive Vice President of The Patina Group in Los Angeles, California. From June 2004 to August 2005, he was Vice President of Operations with Elephant Bar Restaurant in Los Angeles, California, and from January 1992 to March 2004, he was Vice President of Operations with California Pizza Kitchen in Los Angeles, California. Mr. Ames received a Bachelor of Arts degree in Political Science from California State University in 1987.

Christopher Carroll, Executive Vice President and Chief Marketing Officer.  Mr. Carroll was appointed Executive Vice President and Chief Marketing Officer of the Company in May 2006. Prior to joining the Company, from September 1999 to September 2005, he was Senior Vice President and Director of Worldwide Marketing for Subway Franchise Advertising Fund Trust in Milford, Connecticut. Mr. Carroll received a degree in Management Science from Manhattan College in 1980.

Paul Bower, Senior Vice President and Chief Development Officer.  Mr. Bower was appointed Senior Vice President and Chief Development Officer of the Company in April 2008. Prior to joining the Company, he served as a Consultant to Boston Market Corporation from December 2007 to March 2008 in Golden, Colorado. From December 2005 to June 2007, Mr. Bower served as Vice President of Development for Redbox Automated Retail, LLC, a joint venture of McDonald’s Corporation. From March 1985 to December 2005, he was with McDonald’s Corporation, where he held various positions in the area of restaurant development, including Senior Director of New Business Development for McDonald’s Corporation from June 2003 to December 2005 in Oak Brook, Illinois, and as Vice President of Real Estate for Donatos Pizzeria Corporation from March 2000 to June 2003 in Columbus, Ohio. Mr. Bower received a Bachelor of Arts degree from Kent State University in Kent, Ohio in 1984.

Vicki Baue, Vice President and General Counsel, Chief Legal Officer, Chief Compliance Officer, Assistant Secretary. Ms. Baue was appointed Vice President and General Counsel in February 2007 and was General Counsel from September 2004 until February 2007. Ms. Baue also serves as the Company’s Chief Legal Officer and Chief Compliance Officer and as Assistant Secretary. From August 1998 to April 2004, Ms. Baue was an associate in the Corporate and Securities practice group in the Chicago, Illinois, office of DLA Piper US LLP (f/k/a Piper Rudnick, LLP) where her practice focused on Mergers and Acquisitions and General Corporate. From 1988 to August 1998, Ms. Baue was employed by Creative Expressions Group, Inc., an international manufacturer and distributor of paper party goods, where she was Director of Process Improvements and responsible for legal affairs and business results from 1997 to 1998, a member of the senior leadership team, and Manager of Customer Services, Credit and Support Services from 1988-1997. Ms. Baue received a Juris Doctor degree from the University of Indiana School of Law in 1997 and a Bachelor’s of Science degree in Human Resources Management from the University of Alabama in 1980. She was admitted to the Indiana Bar in 1997 and the Illinois Bar in 1998.

Becky Iliff, Vice President of People.  Becky Iliff was appointed Vice President of People by the Company in November 2005. From January 2004 to November 2005, Ms. Iliff was Vice President Field Training & Human Resources at Jamba Juice Company in San Francisco, California. Prior to that, she was at Bennigan’s Irish American Grill & Tavern in Dallas, Texas, where she served as Vice President Culture & Education from June 2002 to November 2004, Director of Training & Development from January 2000 to June 2002, and Manager of Training from June 1998 to January 2000. Ms. Iliff received a Master of Arts in Human Communication Studies from the

University of Denver in 1993 and a Bachelor of Arts in Organizational Communication from Purdue University in 1991.

Maggie Martensen, Controller, Assistant Secretary.  Maggie Martensen was appointed Controller of the Company in September 2005, and was Assistant Controller from November 2004 to September 2005. She also serves as an Assistant Secretary of the Company. Prior to joining the Company, Ms. Martensen was at Near North National Group, an insurance brokerage firm, where she served as the Director of Finance for a wholly-owned subsidiary from January 2000 to July 2002 and as Director of Financial Reporting for Near North National Group from July 2002 to November 2004. While at Near North, Ms. Martensen assisted with the sale and divestiture of various subsidiaries as well as the transfer of a significant segment of the Chicago brokerage business. Prior to joining Near North, Ms. Martensen was Controller for La Strada, Inc., a restaurant company operating several restaurant concepts in the Chicago, Illinois area, including fine dining, casual dining, and banquet facilities. Ms. Martensen received a Bachelor of Science in Business Administration from Olivet Nazarene University in 1997 and received accreditation as a certified public accountant in 1999.

William D. Forrest, Chairman and Director.  Mr. Forrest joined the Company’s Board of Directors and was elected Chairman of the Board on March 31, 2003. On June 26, 2003, he was appointed Executive Chairman, an officer’s position with day to day general management responsibility for the affairs of the Company. On February 9, 2004 and continuing until December 31, 2006, Mr. Forrest became a full-time member of the Company’s executive team to continue focusing on leveraging the Company’s growth and business development potential. On January 1, 2007, in accordance with the terms of Mr. Forrest’s employment agreement (a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 16, 2005), Mr. Forrest began serving as non-executive Chairman of the Board. In October 2007, Mr. Forrest founded and began serving as Managing Partner of Tower 3 Partners LLC, a private equity firm in Greenwich, Connecticut. From March 2001 to February 2004, Mr. Forrest headed the Restructuring Group at Gleacher & Co. Mr. Forrest served as a corporate restructuring professional from 1988 to March 2001 and, in 1997, he attained the designation Certified Turnaround Professional (“CTP”). The CTP designation establishes stringent criteria for practical experience, knowledge, and ethical integrity for the Corporate Renewal Industry. Prior to joining Gleacher & Co., Mr. Forrest was a Managing Director of Catterton-Forrest LLC (a division of Catterton Partners) from October 1999 to February 2001, where he was responsible for the acquisition and management of portfolio companies, focused exclusively on the troubled business space. From December 1997 to August 1999, Mr. Forrest was crisis manager/interim Chief Executive Officer for Fine Host Corporation, a $330 million publicly-traded food service company, where he completed the successful turnaround by negotiating a comprehensive balance sheet restructuring utilizing a pre-negotiated Chapter 11 bankruptcy proceeding and by implementing a strategic integration plan of acquired companies for this 23-subsidiary operating company. Mr. Forrest received a Bachelor of Arts degree from Cornell University. His work has been published in the American Bankruptcy Journal, and he has been a featured speaker for organizations including the Turnaround Management Association.

Eli Cohen, Director.  Mr. Cohen has been a director of the Company since January 2004. Mr. Cohen has also been employed by ZBI Equities, LLC, an investment firm based in New York and an affiliate of ZAM Holdings, L.P., the Company’s largest stockholder, since April 2002. From May 2000 to April 2002, Mr. Cohen was with Accel Partners, a venture capital firm based in Palo Alto, California. Prior thereto, Mr. Cohen was employed at ZBI Equities, LLC from August 1998 to May 2000 and worked at Bain & Company, a management consultancy, from July 1994 to September 1995. Mr. Cohen also researched and co-authored The Leadership Engine, a book published by HarperCollins, and co-founded and consulted for Tichy Cohen Associates, a consulting firm focused on leadership development, from September 1995 to August 1998. Mr. Cohen graduated from The University of Michigan with a degree in Economics.

Mark Demilio, Director.  Mr. Demilio has been a director of the Company since April 2004. Since October 2001, Mr. Demilio has served as Executive Vice President and Chief Financial Officer of Magellan Health Services, Inc., a $1.5 billion publicly-traded managed behavioral healthcare company that manages the delivery of behavioral healthcare treatment services that are provided through its contracted network of third-party treatment providers. He served as Executive Vice President, General Counsel of that company from July 1999 to December 2000 and as Executive Vice President, Finance and Legal from December 2000 to October 2001. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly-traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to June 1998 and Chief Financial Officer from June 1998 to March 1999. Prior thereto, Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for BlueCross BlueShield of Maryland (now, CareFirst) and a certified public accountant with Arthur Andersen. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelor’s of Science degree in Accounting from Villanova University.

Creed L. Ford, III, Director.  Mr. Ford has been a director of the Company since March 1997. Mr. Ford has been Chairman and Co-Chief Executive Officer of Fired Up, Inc., the parent company of Johnny Carino’s Country Italian restaurants and Gumbo’s Louisiana Style I, since 1997, and the President of Ford Restaurant Group, a Chili’s Grill & Bar franchisee, since 1997. From 1976 through 1997, Mr. Ford served in various capacities, including Chief Operating Officer and Director, at Brinker International, Inc. As Chief Operating Officer and Director, Mr. Ford oversaw all operations at Brinker for all of its restaurant concepts. Mr. Ford serves on the boards of Rudy’s BBQ, Texas Restaurant Association Education Foundation, Texas A&M Center of Entrepreneurship and Fired Up, Inc.

Robert S. Merritt, Director and Former Interim Chief Executive Officer and President. Mr. Merritt has been a director of the Company since October 2005. From March 12, 2007 to September 15, 2008, Mr. Merritt served as the Company’s Interim Chief Executive Officer and President, while continuing to serve as a director of the Company. In 2005, Mr. Merritt retired from Outback Steakhouse, Inc., where he served as Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since February 1991, and served as Vice President and Chief Financial Officer from January 1990 to February 1991. From 1988 to 1989, he served as Executive Vice President of Administration and Chief Financial Officer of JB’s Restaurants, Inc., a restaurant operator. From 1985 to 1988, he was Vice President of Finance for JB’s Restaurants. From 1981 to 1985, Mr. Merritt was employed by Vie de France Corporation, a restaurant and specialty baking company, as Vice President of Finance and Accounting and Chief Financial Officer. He received his B.B.A. in Accounting from George Washington University.

Michael O’Donnell, Director.  Mr. O’Donnell has been a member of our Board of Directors since March 2006. He also serves as a director and a member of the audit committees of Logan’s Roadhouse, Inc. and Sbarro, Inc. From March 2005 until the consummation of the company’s merger in October 2007, he served as Chairman of the Board, President and Chief Executive Officer of Champps Entertainment, Inc. From September 2003 until March 2005, he served as Chief Executive Officer and President of Sbarro, Inc. From August 1998 through October 2002, he served in various executive capacities with Outback Steakhouse, Inc., including President and Chief Executive Officer of new business. From 1995 to 1998, O’Donnell was President, Chief Operating Officer and a partner of Ale House Restaurants, Inc. He graduated from Rollins College in 1978.

Karl Okamoto, Director.  Mr. Okamoto has been a member of our Board of Directors since December 2007. Since July 2007, Mr. Okamoto has been serving as Director of the Program in Business & Entrepreneurship Law and as an Associate Professor of Law at the Drexel University College of Law in Philadelphia, Pennsylvania. From January 2007 through June 2007, he served as a consultant to Drexel University College of Law, and from February 2004 to August 2006, he served as a Senior Managing Director of Atticus Capital LP. Prior to that, he served as an independent consultant to Soros Fund Management from October 2001 to October 2003.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which is reviewed and reassessed annually by the Audit Committee. The Audit Committee Charter can be found in the Investor/Corporate Governance section of the Così website at www.getcosi.com. The Audit Committee is comprised of three independent directors.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics and (iii) the Company’s auditing, accounting and financial reporting processes generally.

Management is solely responsible for the preparation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The independent registered public accounting firm is accountable to the Board of Directors and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the Company’s independent registered public accounting firm, and exercised this authority by retaining BDO Seidman, LLP.

To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with Così management and BDO Seidman, LLP, Così’s consolidated financial statements for the fiscal year ended December 31, 2007.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

•	We discussed with management Così’s internal controls and procedures and disclosure controls and procedures relating to financial and other matters.

•	We discussed with BDO Seidman, LLP the matters that Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the PCAOB in Rule 3200T; PCAOB Auditing Standard No. 5; rules of the Securities and Exchange Commission; and other standards require them to discuss with us, including matters related to the conduct of the audit of Così’s consolidated financial statements.

•	We received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board No. 1 relating to their independence from Così, and we have discussed with BDO Seidman, LLP, their independence from Così.

•	We considered whether BDO Seidman, LLP’s provision of non-audit services to Così is compatible with maintaining their independence from Così.

Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with PCAOB standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based upon these reviews and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted,
The Audit Committee

Mark Demilio
Creed L. Ford, III
Michael O’Donnell

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management and, based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement for 2008.

Respectfully submitted,
The Compensation Committee

Michael O’Donnell (Chair)
Eli Cohen
Karl Okamoto

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program and the reasons we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the executive officers of the Company, including the amounts paid to the named executive officers included in the “Summary Compensation Table”.

Oversight of the Executive Compensation Program

Role of the Compensation Committee.  The Compensation Committee acts pursuant to a written charter and is comprised entirely of independent directors. The Compensation Committee has overall authority for approving and evaluating the director and officer compensation plans, policies and programs of the Company. Pursuant to its charter, the Compensation Committee has authority and responsibility to:

•	Annually review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and recommend to the Board the Chief Executive Officer’s compensation levels based on its evaluation.

•	Annually review and make recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation and equity — based plans.

•	Annually review and approve, for the Chief Executive Officer and senior executives of the Company, the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, employment agreements, severance arrangements and change in control agreements / provisions, in each case as, when and if appropriate, and any special or supplemental benefits.

•	Determine the shares, options and other awards under the Company’s stock incentive plans.

•	Retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation and to obtain advice and assistance from internal or external legal, accounting or other advisors.

Discussions regarding the compensation of the Chief Executive Officer occur during executive sessions when only Compensation Committee members are present. The Compensation Committee’s complete charter is available at the Company’s web site at www.getcosi.com.

Role of the Chief Executive Officer and Others in Compensation Decisions.  The Chief Executive Officer discusses the performance of the executive officers with the Compensation Committee on an annual basis and provides recommendations on compensation actions for executive officers other than himself. Additionally, he provides his perspective and recommendations to the Compensation Committee on compensation and benefit plan design and strategies, financial goals and criteria for the annual cash incentives and the amount of long-term incentive awards.

At the request of the Chief Executive Officer and Compensation Committee, the Vice President of People from time to time performs a review of competitive compensation practices for executive officer positions and, based on that assessment, provides data and advice regarding compensation for new executives, new positions, promotions and salary adjustments, using market data obtained from a variety of sources, including the Chain Restaurant Compensation Association’s annual compensation survey by The Hay Group, other industry surveys, executive recruiters and proxy data of similarly-sized companies in the restaurant industry.

Role of the Independent Compensation Consultant.  To assist the Compensation Committee with its responsibilities, the Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation and has sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2007, the Company did not engage any third-party compensation consultants.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy, reviewed annually by the Compensation Committee, is to provide competitive levels of compensation that integrate pay with the Company’s short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement.

The Company currently pays its executives and targets its equity compensation to be competitive with the programs offered by similarly-sized companies in the restaurant industry. The guiding principle in the design and administration of our compensation program is built on this philosophy and serves the following objectives:

•	Attract and retain highly talented and skilled executives to execute our strategies and reward appropriately those executive officers who contribute to the Company’s success;

•	Align executive officer compensation with the Company’s short-term and long-term operational and financial performance;

•	Motivate executive officers to achieve the Company’s business objectives; and

•	Provide a comprehensive total compensation package that is competitive with similarly-sized companies in the restaurant industry.

Components and Analysis of Total Compensation

The Company’s direct compensation program for executive officers, including a portion that is at risk, consists of the following mix of elements:

•	Base salary, to provide a fixed amount of cash compensation linked to the executive officer’s roles and contributions to the Company;

•	Annual cash incentive, which is at-risk cash compensation, to focus attention on the key business drivers for the year and linked to the Company’s and the individual’s performance;

•	Long-term equity-based compensation, currently in the form of restricted stock (but which may in the future include stock options, performance shares and restricted stock units), to encourage executives to focus on the long-term growth and profitability of the Company and enhance stockholder value; and

•	Benefits and perquisites, which are competitive with those provided to senior executives of similarly-sized companies in the restaurant industry and are cost-effective to the Company but, except for the perquisites disclosed below in the table entitled “All Other Compensation”, are also generally available to all of the Company’s full-time employees.

Compensation components for our executive officers are based on external market comparisons and internal comparisons of positions with similar scope of responsibility and other factors as appropriate. External market data is obtained from a variety of sources, including the Chain Restaurant Compensation Associations’ annual compensation survey by The Hay Group, other industry surveys, executive recruiters, and proxy data of similarly-sized companies in the restaurant industry.

Our compensation program is designed to provide an appropriate balance between annual and long-term performance of the Company, as well as between fixed and variable (“at-risk”) compensation. Each of these elements of pay is described below.

Base Salary.  The annual base salary for executive officers is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at similarly-sized companies in the restaurant industry, time in position, the criticality of the role to the Company and the difficulty of replacing the executive, and individual factors such as unique skills, demand in the labor market, and longer-term development and succession plans. Individual performance is measured by what is achieved (results) as well as how it is achieved (behaviors).

The Compensation Committee assesses the performance of the Chief Executive Officer, and the Chief Executive Officer assesses the performance of each of the other executive officers. The Chief Executive Officer, in consultation with the Company’s compensation department, determines the salary increase amount for each executive officer (other than himself) and subsequently provides the Compensation Committee with his assessment of their performance and recommended salary increases, which are reviewed and approved by the Compensation Committee.

Executive officers’ salaries are reviewed annually after the end of each fiscal year, typically in February. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial and operating performance of the Company when considering salary adjustments. Also, increases are based on the Company’s merit increase budget for the year. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of these officers.

In February 2008, the Compensation Committee reviewed the Company’s performance in fiscal 2007, information for similarly-sized companies in the restaurant industry and recommendations for salary adjustments for the named executive officers for 2008 and the Company’s merit increase budget for the year. In light of the foregoing factors, modest increases to base salaries were approved for certain named executive officers, other than the Chief Executive Officer, representing a 1.5% increase on average for three named executive officers, and a 7.9% salary adjustment for one named executive officer to more closely align that individual’s annual base salary with other named executive officers, as summarized below:

		2008 Annual Base
Named Executive Officer	Position	Salary Adjustments

Christopher Ames	Chief Operating Officer	1.5%
Christopher Carroll	EVP & Chief Marketing Officer	1.6%
William Koziel	CFO	1.5%
Vicki Baue	VP & General Counsel, CCO, CLO	7.9%

Annual Cash Incentive Compensation.  Annual cash incentives are cash compensation based upon achievement of the Company’s annual financial and operating goals and each executive officer’s level of achievement against his or her individual financial, operational and strategic performance goals. Awards of annual cash incentives are based on various quantitative and qualitative performance criteria for executive officers. The performance goals are linked to the Company’s revenue, operating income and strategic objectives in the Company’s internal long-range business plan, generally excluding the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles. These performance goals have been selected because they are important indicators of increased stockholder value. However, although the performance goals are linked to the Company’s internal business plan, the Compensation Committee has the discretion to consider subjective factors relating to individual performance.

Our business plan is a long-range plan and highly confidential. We do not publicly disclose specific annual internal revenue or operating income objectives, and disclosing specific objectives would provide competitors and third parties with insights into the Company’s planning process and therefore cause competitive harm. The performance goals are aggressive, with considerable risk that payments will not be made at all or will be made at less than 100%.

The target bonus is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at similarly-sized companies in the restaurant industry, time in position, the criticality of the role to the Company and the difficulty of replacing the executive, and individual factors such as unique skills, demand in the labor market, and longer-term development and succession plans. It is intended to provide a competitive level of cash incentive compensation based upon the Company achieving its annual financial and operating goals and executives achieving their individual performance goals. Annual cash incentives are determined as a percentage of each executive’s annual base salary, ranging from 30% to 100%, in accordance with each executive officer’s employment agreement or offer letter and consistent with similar positions within the Company.

Under the annual cash incentive plan currently in place, the annual cash incentive may be no more than the target amount (as a percentage of the executive officer’s annual base salary). Performance objectives for the Chief Executive Officer are approved by the Compensation Committee, and the Board of Directors approves the performance objectives for all other executive officers.

In February 2008, the Compensation Committee reviewed the Company’s performance in fiscal 2007 against its internal business plan, the executive officers’ performance against their individual goals, information for similarly-sized companies in the restaurant industry and recommendations for annual cash incentives for the named executive officers. In light of the foregoing factors, the Compensation Committee approved a 7.8% bonus for one named executive officer, as summarized below:

		2008 Annual
Named Executive Officer	Position	Cash Incentive

William Koziel	Chief Financial Officer	7.8%

Long-Term Equity-Based Compensation.  The Company strongly believes that equity ownership by executive officers creates incentive to build stockholder value and align the interests of executive officers with the stockholders. The Compensation Committee believes that restricted stock awards under the Company’s stock plan remain the most effective instrument to achieve this goal. Restricted stock grants facilitate ownership in the Company and serve to retain executive officers since the shares of restricted stock have multi-year vesting schedules.

Under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan (“Omnibus Plan”), the Company may provide long-term equity incentives in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and any other stock awards that may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee. Annually in March, beginning in fiscal 2005, the Company has awarded long-term equity awards, which currently have been in the form of restricted stock, to executive officers, based on an evaluation of the Company’s performance and their individual performances in the prior year.

Under the Omnibus Plan, restricted stock awards typically vest 20% on the date of grant and 20% annually on each anniversary of the grant date over the next four years provided that the executive officer is continuously employed by the Company on each such date. Previously awarded but unvested shares of restricted stock are forfeited and cancelled on the effective date of termination if an executive officer’s employment with the Company is terminated (other than due to a change in control) and subject to the specific terms of his or her employment agreement.

The target for long-term equity incentive awards is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at similarly-sized companies in the restaurant industry, time in position, the criticality of the role to the Company and the difficulty of replacing the executive, and individual factors such as unique skills, demand in the labor market, and longer-term development and succession plans. It is intended to provide a competitive level of long-term equity-based incentive compensation based upon the Company achieving its annual financial and operating goals and executives achieving their individual performance goals. Long-term equity incentive award targets vary based upon each executive officer’s employment agreement or offer letter and consistent with similar positions within the Company. Actual awards are determined based upon the Company achieving its annual financial and operating goals and executives achieving their individual performance goals.

In February 2008, the Compensation Committee reviewed the Company’s performance in fiscal 2007, information for similarly-sized companies in the restaurant industry and recommendations for long-term equity-based incentive awards for the named executive officers. Based upon the Company’s performance in fiscal 2007, no long-term equity-based incentive awards were approved by the Compensation Committee for named executive officers.

Company’s Policy on Timing of Long-Term Equity-Based Incentive Compensation. Since May 2005, the Company has awarded long-term equity compensation in the form of restricted stock but has not awarded stock options since that date. The annual award date is typically the end of March, on a date that customarily falls between the Company’s regularly-scheduled Board and Compensation Committee meetings in the first quarter and the disclosure of the Company’s fiscal year-end financial results.

Other Compensation and Benefits

The Compensation Committee oversees the design, implementation and administration of the Company-wide benefit programs. The Company periodically reviews the cost and prevalence of these programs to ensure these programs are in line with competitive practices and warranted, based upon the business need and contributions of the executive officers.

Health and Welfare Benefits.  Health and welfare benefits are an important component of the total compensation package and are commonplace among similarly-sized companies in the restaurant industry and generally available to other employees in the Company. We provide both Company-subsidized and voluntary benefit programs to our employees that generally include medical, dental, life insurance and disability coverage. Pursuant to the terms of his employment agreement, the Company pays 100% of the single and child/spouse/family healthcare premiums for the Chief Executive Officer, which is more than the standard Company contribution towards healthcare premiums for all other executives and employees of the Company. The Company’s cost of these healthcare premiums paid for the benefit of the Chief Executive Officer in fiscal 2007 is provided below in the table entitled “All Other Compensation”.

401(k) Plan.  The Company’s 401(k) Plan is a savings plan that allows employees to invest funds on a pre-tax basis for their retirement. The Company matches employee contributions to the Company’s 401(k) plan at 50% up to 4% of an employee’s pay, up to 20% of their gross pay, subject to legal limits. Employees must be employed by the Company for 90 days to be eligible to participate in the Plan, and all employees are eligible to participate on the same terms. The Company match contributions become vested after one year of employment.

Financial Counseling.  In fiscal 2006, financial counseling services, which could include estate planning services, were available to our executive officers and other senior management through a third-party service provider. The cost for the financial counseling services was $15,000 per year for the Chief Executive Officer and $12,500 per year for other executives and senior management. The cost for the financial counseling services was imputed income to those electing to participate. Based upon a review of the costs, benefits, participation and need of the program, the Company discontinued financial counseling services in fiscal 2007 and no longer offers financial counseling services as a perquisite for executive officers or other senior management.

Compensation of Chief Executive Officer

On March 12, 2007, Kevin Armstrong voluntarily resigned as the Company’s Chief Executive Officer and President and as a director. In light of his resignation, the Company appointed Robert Merritt as Interim Chief Executive Officer and President of the Company until a replacement was identified, and he served in this capacity until September 15, 2007. The Compensation Committee determined it was appropriate to award to Mr. Merritt the same annual base salary that Mr. Armstrong earned prior to his resignation. Under the terms of Mr. Merritt’s agreement with the Company, he was paid a monthly salary at the annualized rate of $350,000 and was reimbursed for all reasonable business expenses so long as he served as Interim Chief Executive Officer and President of the Company.

The Compensation Committee, with the assistance of a third-party executive recruiting firm, undertook a search for highly qualified candidates to fill the position of Chief Executive Officer and President. On September 15, 2007, after a thorough and comprehensive review, the Company’s Board of Directors, at the recommendation of the Compensation Committee, appointed James Hyatt as the Company’s Chief Executive Officer and President and as a director on the Board.

Consistent with our executive compensation philosophy and objectives described above, the Compensation Committee considered various factors in determining Mr. Hyatt’s total compensation package, including job scope and responsibilities, the Company’s short-term and long-term objectives, compensation for similar positions at similarly-sized companies in the restaurant industry and individual factors such as criticality of the role to the Company, unique skills, and achievements and contributions in past positions. Mr. Hyatt’s skills, experience and capabilities are consistent with the needs of the Company and the position, and the total compensation package is consistent with the targeted compensation package. The terms of his employment agreement are described below in the section entitled “Executive Agreements” and the compensation costs for fiscal 2007 are included below in the table entitled “Summary Compensation”.

In February 2008, the Compensation Committee reviewed the Company’s performance in fiscal 2007. In light of the fact that Mr. Hyatt had been in position only since September 15, 2007, and based upon the Company’s performance in fiscal 2007, the Compensation Committee did not approve a salary adjustment, annual cash incentive or long-term equity incentive for the Chief Executive Officer in February 2008.

Tax Information

The Company has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1 million in any year and does not qualify for an exception under the statute or regulations. The Company’s deduction for executive compensation provided during fiscal 2007 was not limited by Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. In the future, the Compensation Committee will continue to monitor the deductibility of its executive compensation.

No Stock Ownership Requirements

The Company does not currently require named executive officers or other executive officers of the Company to acquire Company stock. The Company encourages named executive officers and other executive officers of the Company to retain the shares of restricted stock awarded under the Company’s stock plans and the shares received upon the exercise of stock options. However, the Company does permit named executive officers and other executive officers of the Company to enter into Rule 10b5-1 Sales Plans to sell a portion of their vested shares to pay taxes and exercise costs, personal or family emergencies, or special purposes, such as purchasing a home, college tuition for children, financial and estate planning, or other similar purposes.

Change-In-Control Arrangements

In accordance with the Company’s stock plans, in the event of a change in control of the Company, all stock options and shares of stock previously awarded to the executive officers (and all other employees) but unvested as of the date of such event would automatically become fully vested.

In September 2007, the Company entered into an employment agreement with Mr. Hyatt, Chief Executive Officer President, which provides for certain additional benefits if his employment is terminated without cause upon a change-in-control of the Company. This agreement is intended to provide for continuity of management in the event of a change in control. The agreement does not provide for severance payments solely upon a change in control.

Under the terms of his employment agreement, if his employment is terminated without cause after a change-in-control of the Company, Mr. Hyatt may be paid his then-current base salary, payable in accordance with the Company’s regular payroll practices, as severance during the following period:

•	If such termination occurs prior to September 15, 2008, twenty-four (24) months, or

•	If such termination occurs on or after September 15, 2008, twelve (12) months.

The terms of Mr. Hyatt’s employment agreement are described below in the narrative following the “Summary Compensation Table”. The estimated payments and benefits to Mr. Hyatt following a change-in-control of the Company, as determined as of December 31, 2007, are included below in the compensation table entitled “Estimated Payments and Benefits Following a Change-in-Control”.

Agreement with Interim Chief Executive Officer and President

On March 12, 2007, the Company entered into an agreement with Robert Merritt to pay him a monthly salary at the annualized rate of $350,000, and to reimburse him for all reasonable business expenses, for so long as he served as our Interim Chief Executive Officer and President. The Compensation Committee determined that it would be appropriate to award to Mr. Merritt the same base salary that Mr. Armstrong earned prior to his resignation. Mr. Merritt continued to serve as Interim Chief Executive Officer and President until Mr. Hyatt was appointed to the position on September 15, 2007. During such time, he continued to serve as a director on the Board.

EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION

The following table summarizes compensation awarded to, earned by, or paid by the Company to all individuals serving as the Company’s Chief Executive Officer (“CEO”), and as the Chief Financial Officer (“CFO”), and to each of the Company’s three most highly compensated executive officers for each of the last two completed fiscal years, other than the CEO and CFO, who were serving as executive officers as of December 31, 2007, and two additional individuals who would have been included in this summary but for the fact that they were not serving as executive officers of the Company as of December 31, 2007.

SUMMARY COMPENSATION TABLE

					Non-Equity
		Salary	Stock Awards	Options Awards	Incentive Plan	All Other
Name and Principal Position	Year	($)	($)(1)	($)(2)	Compensation	Compensation(3)	Total($)

James Hyatt,	2007	163,846	324,675	—	—	8,847	497,368
CEO and President	2006	—	—	—	—	—	—
William Koziel,	2007	257,500	171,525	181,966	20,000		630,991
CFO	2006	256,923	290,293	52,205	—	12,500	611,921
Christopher Carroll,	2007	250,000	165,600	—	—	—	415,600
EVP and Chief Marketing Officer	2006	153,846	262,200	—	—	—	416,046
Christopher Ames,	2007	260,000	92,400	—	—	—	352,400
Chief Operating Officer	2006	16,000	—	—	—	16,273	32,273
Vicki Baue,	2007	190,000	67,025	15,291	—	—	272,316
VP and General Counsel, CCO, CLO	2006	173,904	87,725	14,188	—	12,500	288,317
Robert Merritt,	2007	210,423	25,000	—	—	—	235,423
Former Interim CEO and President(4)	2006	—	—	—	—	—	—
Kevin Armstrong,	2007	74,038	—	(55,369)	—	3,318	21,987
Former CEO and President(5)	2006	350,000	1,157,722	247,122	—	32,320	1,787,164
Gilbert Melott,	2007	222,978	521,351	35,611		2,076	782,016
Former Chief People Officer(6)	2006	235,644	268,617	60,473	—	23,478	588,212
Ed Backus,	2007	439,664	36,000	—	—	300,014	775,678
Former EVP and Chief Development Officer(7)	2006	687,662	185,963	—	—	—	873,625

(1)	The number of shares of the Company’s restricted stock awarded in March 2007 were computed with reference to fiscal 2006 performance. The amount in this column represents the amount we expensed during fiscal 2007 under FAS 123R for all outstanding restricted stock awards. The fair value of these awards has been determined based on the assumptions set forth in Note 11 (Stock-Based Employee Compensation) of the Company’s 2007 Consolidated Financial Statements. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables. During fiscal 2007, there were no new awards of restricted stock to executive officers except for awards to newly hired executive officers as part of their initial compensation packages.

(2)	The amount in this column represents the amount we expensed during fiscal 2007 under FAS 123R for all outstanding stock option awards and includes compensation costs recognized in the financial statements with respect to awards granted in previous fiscal years. The value of these awards has been determined based on the assumptions set forth in Note 11 (Stock-Based Employee Compensation) of the Company’s 2007 Consolidated Financial Statements. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables. There have been no stock option grants since May 2005 when the Company implemented the Omnibus Plan.

(3)	The amounts in this column are comprised of the items set forth below in the table entitled “All Other Compensation”.

(4)	Robert Merritt served as the Company’s Interim CEO and President from March 12, 2007 to September 15, 2007, while continuing to serve as a director. The amount in the column entitled “Salary” includes $26,000 in cash fees paid to Mr. Merritt for his services as a director during fiscal 2007. The amount in the column entitled “Stock Awards” includes $25,000 with respect to shares awarded to Mr. Merritt for his services as a director.

(5)	Kevin Armstrong resigned his employment and all offices and positions with the Company on March 12, 2007. Pursuant to the terms of his employment agreement and the terms of the incentive plans under which his stock options and restricted stock were granted, all of Mr. Armstrong’s unvested restricted stock (308,000) and stock options (117,954) were forfeited and cancelled. The Company realized a benefit of ($55,369), in accordance with FAS 123R, on the reversal of option expense costs for the options forfeited by Mr. Armstrong.

(6)	Gilbert Melott resigned his employment and all offices and positions with the Company on October 17, 2007. Pursuant to the terms of his separation agreement and general release, all of his unvested restricted stock and stock options became fully vested immediately prior to the termination of his employment on October 17, 2007, except for 39,319 stock options which had an exercise price greater than the fair value at the time of such termination (which were cancelled). Until November 2006, Mr. Melott was paid an annual car allowance in the amount of $10,200. In November 2006, the car allowance was discontinued and his annual base salary was increased by $10,200 in lieu of the car allowance.

(7)	In fiscal 2007, Edward Backus served as the Company’s Executive Vice President and Chief Development Officer until August 10, 2007, when his employment was terminated. Pursuant to a consulting agreement dated September 11, 2007, as amended March 19, 2008, between Mr. Backus and the Company, he was engaged by the Company as an independent consultant to provide franchise sales consulting services to the Company. The components of Mr. Backus’ compensation in fiscal 2007 include $191,538 in annual base salary and consulting fees totaling $45,000 (all of which are included in the table above in the column entitled “Salary”), severance payments totalling $110,769 (included in the table above in the column entitled “All Other Compensation”, and franchise sales commissions totaling $203,125 (included in the table above in the column entitled “Non-Equity Incentive Plan Compensation”).

In fiscal 2006 prior to being appointed the Company’s Executive Vice President and Chief Development Officer in November 2006, Mr. Backus was engaged by the Company as an independent franchise sales consultant, for which he received compensation in the form of consulting fees and sales commissions totaling $589,181 (included in the table above in the column entitled “Salary”). After being appointed the Company’s Executive Vice President and Chief Development Officer in November 2006 through the end of the 2006 fiscal year, he received base salary in the amount of $98,481 (included in the table above in the column entitled “Salary”).

The table set forth below lists the elements of “All Other Compensation” included in the Summary Compensation Table above:

ALL OTHER COMPENSATION

			Employer’s
		Health	Contribution to
		Insurance	the Company’s		Financial
		Premiums	Savings Plan	Relocation	Counseling	Car Allow-
Name	Fiscal Year	($)	($)(a)	($)	($)	ance($)	Severance ($)	Total($)

James Hyatt(b)	2007	459	—	8,388	—	—		8,847
	2006	—	—	—	—	—		—
William Koziel	2007	—	—	—	—	—		—
	2006	—	—	—	12,500	—		12,500
Vicki Baue	2007	—	—	—	—	—		—
	2006	—	—	—	12,500	—		12,500
Kevin Armstrong(c)	2007	1,837	1,481	—	—	—		3,318
	2006	11,728	5,592	—	15,000	—		32,320
Robert Merritt	2007	—	—	—	—	—		—
	2006	—	—	—	—	—		—
Gilbert Melott(d)	2007	918	1,158	—	—	—		2,076
	2006	—	778	—	12,500	10,200		23,478
Ed Backus	2007	—	—	189,245	—	—	110,769	300,014
	2006	—	—	—	—	—		—

(a)	Named executive officers are eligible to participate in the Company’s 401(k) plan at the same rate that all other full-time employees are eligible to participate. The Company currently matches employee contributions to the Company’s 401(k) plan at 50% up to 4% of his or her annual base salary, up to 20% of their gross pay, subject to legal limits.

(b)	Pursuant to the terms of Mr. Hyatt’s employment agreement, the Company pays 100% of his single and child/spouse/family healthcare premiums.

(c)	Pursuant to the terms of Kevin Armstrong’s employment agreement, the Company paid 100% of the single and child/spouse family healthcare premiums during his employment as the Company’s CEO and President. Mr. Armstrong resigned his employment and all offices and positions with the Company on March 12, 2007.

(d)	Pursuant to the terms of Gilbert Melott’s separation agreement and general release entered into in October 2007, the Company agreed to pay for the cost to continue his healthcare benefits coverage under the Consolidated Omnibus Budget Reconciliation Act for a period up to 18 months.

Executive Officer Agreements

Employment Agreement with James Hyatt.  On September 15, 2007, we entered into an employment agreement with James Hyatt to serve as the Company’s Chief Executive Officer and President. Pursuant to terms of this employment agreement, we agreed to pay Mr. Hyatt an annual base salary of $600,000. He also has the ability to earn an annual cash incentive (bonus) of up to 100% of his annual base salary based upon the attainment of performance goals established by the Compensation Committee in consultation with Mr. Hyatt. After execution of his employment agreement, pursuant to its terms, we granted to Mr. Hyatt an initial grant of 275,000 shares of the Company’s common stock pursuant to the Omnibus Plan. He also received a sign-on grant of 200,000 shares of Common Stock pursuant to the Omnibus Plan. Mr. Hyatt will also be eligible to receive annual grants of up to 100,000 shares of common stock for each of fiscal year 2008, 2009, 2010, and 2011 based upon the attainment of performance goals established annually by the Compensation Committee in consultation with Mr. Hyatt. Such grants would be awarded pursuant to the Omnibus Plan and would vest 20% immediately on the date of grant and 20% annually on the anniversary of the grant date over the next four years, provided that Mr. Hyatt is continuously employed by the Company from and after the grant date and through each such anniversary date. All shares of common stock become fully vested upon the earlier to occur of a “change in control” (as defined in the employment agreement), Mr. Hyatt’s death or total disability (in accordance with the terms of the Omnibus Plan) or the occurrence of the termination events described below. Mr. Hyatt will be entitled to healthcare benefits (at the Company’s expense) and life and long-term disability insurance in amounts standard for all of the Company’s executives. Mr. Hyatt’s agreement includes customary non-competition and non-solicitation provisions.

Employment Agreement with William Koziel.  On August 17, 2005, the Company entered into an oral at-will employment agreement with Mr. Koziel. Pursuant to the terms of this agreement, Mr. Koziel will serve as Chief Financial Officer and will be paid an annual base salary of $250,000. He will be eligible to receive an annual performance cash incentive (bonus) of up to 50% of his annual base salary based upon attaining mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. Mr. Koziel entered into a confidentiality and non-compete agreement that includes customary non-competition and non-solicitation provisions. Mr. Koziel’s employment may be terminated by either party at any time for any reason.

Employment Agreement with Christopher Ames.  The Company entered into an oral at-will employment agreement with Mr. Ames on November 7, 2006, pursuant to which Mr. Ames will be paid an annual base salary of $260,000, and on January 3, 2007 he received an initial grant of 100,000 shares of the Company’s common stock pursuant to the Omnibus Plan. He will also be eligible to receive an annual performance cash incentive (bonus) of up to 50% of his annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. Mr. Ames entered into a confidentiality and non-compete agreement that includes customary non-competition and non-solicitation provisions. Mr. Ames’ employment may be terminated by either party at any time for any reason.

Employment Agreement with Christopher Carroll.  The Company entered into an oral at-will employment agreement with Mr. Carroll on May 22, 2006, pursuant to which Mr. Carroll will be paid an annual base salary of $250,000 and received an initial grant of 100,000 shares of the Company’s common stock pursuant to the Omnibus He will also be eligible to receive an annual performance cash incentive (bonus) of up to 50% of his annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. Mr. Carroll entered into a confidentiality and non-compete agreement that includes customary non-competition and non-solicitation provisions. Mr. Carroll’s employment may be terminated by either party at any time for any reason.

Employment Agreement with Vicki Baue.  In February 2007, the Company entered into an amended oral at-will employment agreement with Vicki Baue to serve as the Vice President and General Counsel and Chief Compliance Officer and Chief Legal Officer of the Company. Pursuant to the terms of this agreement, Ms. Baue will receive an annual base salary of $190,000. She will also be eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. She entered into a confidentiality and non-solicitation agreement that includes customary non-solicitation provisions. Ms. Baue’s employment may be terminated by either party at any time for any reason.

2007 Grants of Plan Based Awards

The following table provides additional information about stock and stock option awards and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS(1)

		Estimated
		Potential Pay Out	Actual Pay Out	All Other Stock
		under Non-equity	under Non-equity	Awards: Number	Grant Date Fair
		Incentive Plan	Incentive Plan	of Shares of	Value of Stock
Name	Grant Date	Awards: Target ($)(2)	Awards: ($)(3)	Stock (#)	Awards ($)

James Hyatt(4)	9/15/2007	—	—	275,000	891,000
	9/15/2007	—	—	200,000	648,000
	—	600,000	—	—	—
William Koziel	—	128,750	20,000	—	—
Christopher Carroll	—	125,000	—	—	—
Christopher Ames(5)	1/3/2007			100,000	540,000
	—	130,000	—	—	—
Vicki Baue	—	57,000	—	—	—
Robert Merritt(6)	5/22/2007	—	—	5,123	25,000
Kevin Armstrong	—	—	—	—	—
Gilbert Melott(7)	—	—	—	—	—
Ed Backus(8)	9/25/2007	—		40,000	144,000

(1)	These shares of restricted stock were awarded under the Omnibus Plan.

(2)	These amounts reflect the amount of annual cash incentives that could have been awarded to the named executive officers for fiscal 2007 performance.

(3)	Except for the payout to William Koziel, there were no annual cash incentives awarded to named executive officers for fiscal 2007 performance.

(4)	James Hyatt was awarded an initial grant of 275,000 shares of the Company’s common stock pursuant to the Omnibus Plan, 20% of which vested immediately on the date of the award and 20% of which will vest annually on the anniversary of the award date in each of 2008, 2009, 2010 and 2011. He also received a sign-on award of 200,000 shares of the Company’s common stock pursuant to the Omnibus Plan, 50% of which will vest on the first anniversary of the award date and 50% of which will vest on the second anniversary of the award date.

(5)	Christopher Ames was awarded an initial grant of 100,000 shares of the Company’s common stock pursuant to the Omnibus Plan, 20% of which vested immediately on the date of the award and 20% of which will vest annually on the anniversary of the award date in each of 2008, 2009, 2010 and 2011 on the anniversary of the award date.

(6)	Robert Merritt served as the Company’s Interim CEO and President from March 12, 2007 to September 15, 2007, while continuing to serve as a director. He received a $25,000 stock award under the Omnibus Plan for his services as a director.

(7)	Gilbert Melott resigned his employment and all offices and positions with the Company on October 17, 2007. Pursuant to the terms of his separation agreement and general release, all of his unvested restricted stock and stock options became fully vested immediately prior to the termination of his employment on October 17, 2007, except for 39,319 stock options which had an exercise price greater than the fair value of the Company’s stock at the time of such termination (which were cancelled).

(9)	Pursuant to the terms of his consulting agreement dated September 11, 2007, Edward Backus was awarded 40,000 shares of the Company’s common stock on September 25, 2007 for services performed for the Company while serving as an independent franchise sales consultant to the Company. The shares vested 20% immediately on the date of the award and 20% will vest annually on the anniversary of the award date in each of 2008, 2098, 2010 and 2011.

Shares of restricted stock granted under the Omnibus Plan generally vest 20% on the grant date and 20% annually thereafter on the next four anniversaries of the grant date, subject to continued employment by the Company. Grantees have all of the rights of stockholders with respect to restricted stock voting and dividend rights, subject to the terms of the Omnibus Plan.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information about outstanding equity awards, including the vesting schedules, at 2007 fiscal year end (December 31, 2007), for each of the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

			Option Awards(2)
			Number of	Number of
			Securities	Securities			Stock Awards(3)
			Underlying	Underlying			Number of	Market Value of
			Unexercised	Unexercised			Shares or	Shares or Units
			Options	Options	Option	Option	Units of Stock	of Stock That
			Exercisable	Unexercisable	Exercise	Expiration	That Have Not	Have Not
Name	Grant Date(1)		#	#	Price ($)	Date	Vested #	Vested ($)(1)

James Hyatt	9/15/2007(a	)	—	—	—	—	220,000	492,800
	9/15/2007(b	)	—	—	—	—	200,000	448,000
William Koziel	8/23/2004(a	)	50,000	—	4.70	8/23/2014	—	—
	8/23/2004(b	)	8,986	5,992	4.70	8/23/2014	—	—
	12/31/2004		8,986	5,992	6.05	12/31/2014	—	—
	5/31/2005						15,000	33,600
	3/30/2006						22,500	50,400
	11/13/2006						30,000	67,200
Christopher Carroll	5/22/2006		—	—	—	—	60,000	134,400
Christopher Ames	1/3/2007						80,000	179,200
Vicki Baue	10/20/2004		15,000	10,000	5.20	10/20/2014	—	—
	5/31/2005						15,000	33,600
	3/30/2006		—	—	—	—	7,500	16,800
Robert Merritt	—		—	—	—	—	—	—
Kevin Armstrong	—		—	—	—	—	—	—
Gilbert Melott	—		—	—	—	—	—	—
Edward Backus	9/25/2007		—	—	—	—	32,000	71,680

(1)	For understanding of this table, we have included an additional column showing the grant date of the stock options and restricted stock. Future vesting of stock options and restricted stock is contingent upon the employee being continuously employed by the Company through each vesting date (as set forth in the tables below). In accordance with the terms of the plans under which the stock options and restricted stock were granted, employees forfeit all stock options and restricted stock previously awarded and remaining unvested on the date of termination of employment.

(2)	Stock options become exercisable based upon the following vesting schedules:

Grant Date	Stock Option Vesting Schedules

8/23/2004(a)	25% on grant date and 25% annually on anniversary of grant date over 3 years
8/23/2004(b)	20% on grant date and 20% annually on anniversary of grant date over 4 years
10/20/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years
12/31/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years

(3)	Shares of restricted stock vest based upon the following vesting schedules:

Grant Date	Restricted Stock Vesting Schedule

5/31/2005	20% on grant date and 20% annually on anniversary of grant date over 4 years
3/30/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years
5/22/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years
11/13/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years
1/03/2007	20% on grant date and 20% annually on anniversary of grant date over 4 years
9/15/2007(a)	20% on grant date and 20% annually on anniversary of grant date over 4 years
9/15/2007(b)	50% on the first anniversary of grant date and 50% on the second anniversary of grant date
9/25/2007	20% on grant date and 20% annually on anniversary of grant date over 4 years

2007 Option Exercises and Stock Vested

The following table provides additional information about the value realized by the named executive officers on option award exercises and stock award vesting during the fiscal year ended December 31, 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	$)(1)

James Hyatt			55,000	178,200
William Koziel			25,000	106,500
Chris Carroll			20,000	97,600
Chris Ames			20,000	108,000
Vicki Baue			10,000	50,100
Robert Merritt(2)			5,123	25,000
Kevin Armstrong(3)	828,124	2,782,748	—	—
Gilbert Melott(4)	82,074	20,993	100,000	397,100
Ed Backus(5)			8,000	28,800

(1)	The value of these awards has been computed by multiplying the number of shares by the market value of the underlying shares on the vesting date.

(2)	Robert Merritt served as the Company’s Interim CEO and President from March 12, 2007 to September 15, 2007, while continuing to serve as a director, and he received a $25,000 stock award for his services as a director.

(3)	Kevin Armstrong resigned his employment and all offices and positions with the Company on March 12, 2007. Pursuant to the terms of his employment agreement and the terms of the incentive plans under which his stock options and restricted stock were awarded, all of Mr. Armstrong’s unvested restricted stock (308,000) and stock options (117,954) were forfeited and cancelled.

(4)	Gilbert Melott resigned his employment and all offices and positions with the Company on October 17, 2007. Pursuant to the terms of his separation agreement and general release, all of his unvested restricted stock and stock options became fully vested immediately prior to the termination of his employment on October 17, 2007, except for 39,319 stock options which had an exercise price greater than the fair value of the Company’s stock at the time of such termination (which were cancelled).

(5)	These shares of restricted stock were awarded to Edward Backus according to the terms of his consulting agreement dated September 11, 2007.

Pension Benefits

The Company does not offer qualified or non-qualified defined benefit plans to its executive officer or employees.

Non-Qualified Deferred Compensation

The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers or employees.

Potential Costs for Change-in-Control or Termination of Employment

There are potential costs associated with a change-in-control or termination of employment of certain named executive officers.

Compensation Arrangements Upon Change-in-Control or Termination (Without Cause) After Change-in-Control

Solely due to a change-in-control of the Company (whether or not their employment is terminated), all unvested shares of restricted stock and unvested stock options previously awarded to the named executive officers (and to all other employees) would automatically vest.

Upon termination (without cause) after a change-in-control of the Company, severance benefits may be paid to James Hyatt (as described below) in accordance with his employment agreement. The other named executive officers are not covered under severance agreements or a general severance plan, and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

James Hyatt.  Pursuant to the terms of his employment agreement, a change-in-control is generally defined as follows:
The date on which the earlier of the following events occur: (i) either (A) the acquisition by any entity, person or group (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act of more than 50% of the outstanding capital stock of Così entitled to vote for the election of directors (“Voting Stock”); or (B) the merger or consolidation of Così with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of Così immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity, and in addition to (A) or (B), (C) as a result of an event described in (A) or (B), the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that “Change in Control” will not include any event described in clauses (i) through (iii) above (A) in which James Hyatt is a member of the acquiring group or an officer or owner of the acquiring entity or (B) if following such event, James Hyatt continues employment as a senior executive of Così.

Upon termination of his employment without cause due to a change-in-control of the Company, or termination without cause after a change-in-control of the Company, severance payments shall be paid to Mr. Hyatt in accordance with his employment agreement with the Company.

The estimated payments and benefits to named executive officers following a change-in-control, as determined as of December 31, 2007, are summarized in the following table.

ESTIMATED BENEFITS UPON OR FOLLOWING A CHANGE IN CONTROL

					Severance
	Early Vesting of		Early Vesting of		Payments
Name	Stock Options(1) (2)		Restricted Stock(2)		($)
	#	($)	#	($)	($)

James Hyatt(3)	—	—	420,000	940,800	1,200,000
William Koziel	11,984	26,844	67,500	343,575	—
Chris Carroll	—	—	60,000	134,400	—
Chris Ames	—	—	80,000	179,200	—
Vicki Baue	10,000	22,400	22,500	50,400	—

(1)	The values in this table are based on share price at close of market on December 31, 2007.

(2)	Solely due to a change in control, all unvested shares of stock and unvested stock options previously awarded would automatically vest.

(3)	Severance payments would be payable to James Hyatt upon termination of his employment without cause following a change in control.

Compensation Arrangements for Termination of Employment Without Cause (other than Change in Control)

Upon termination of his employment without cause not related to a change-in-control of the Company, or Mr. Hyatt’s termination of his employment for good reason (as defined in his employment agreement), severance benefits may be paid to James Hyatt in accordance with his employment agreement. The other named executive officers are not covered under severance agreements or a general severance plan, and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

James Hyatt.  The initial term of Mr. Hyatt’s employment pursuant to the terms of his employment agreement is five years, subject to automatic renewal for additional successive three-year renewal options unless the Company provides Mr. Hyatt with at least 30 days’ written notice of non-renewal. Mr. Hyatt’s employment may be terminated by either party at any time for any reason. However, in the event his employment with the Company is terminated (i) by the Company without cause (as defined in his agreement), (ii) by Mr. Hyatt for good reason (as defined in his agreement), or (iii) due to Mr. Hyatt’s death or total disability (as defined in his agreement), all shares of stock previously awarded to Mr. Hyatt but unvested would immediately vest at the time of such termination.

In addition to the accelerated vesting described above, in the event Mr. Hyatt’s employment is involuntarily terminated by the Company without cause or by Mr. Hyatt for good reason, he would receive his then-current base salary, payable in accordance with the Company’s regular payroll practices, as severance during the following period:

•	If such termination occurs prior September 15, 2008, twenty-four (24) months, or

•	If such termination occurs on or after September 15, 2008, twelve (12) months.

The estimated costs following termination without cause (other than due to a change in control), or termination by Mr. Hyatt for good reason, determined as of December 31, 2007, are summarized in the following table:

ESTIMATED BENEFITS UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON
(OTHER THAN FOLLOWING A CHANGE OF CONTROL)

				Severance
	Early Vesting of	Early Vesting of		Payments
Name	Stock Options	Restricted Stock(1)		(2)
	# ($)	#	($)	($)

James Hyatt		420,000	940,800	1,200,000

(1)	Based on share price at close of market on December 31, 2007.

(2)	Severance payments would be payable to James Hyatt upon termination by the Company without cause or by Mr. Hyatt for good reason as reflected in the table above.

Potential Costs upon Termination for Cause

Upon termination of employment with cause, named executive officers would be paid salary and benefits accrued through the effective date of termination, representing earned but unpaid base salary and any accrued but unused vacation, and all unvested shares of restricted stock and stock options previously granted would be forfeited as of the effective date of such termination.

Payments upon Death

Under our benefits program, all of our eligible employees, including the named executive officers, receive basic life insurance in an amount equal to one times their annual base salary up to a maximum amount of $150,000, and they have the option to purchase additional life insurance in an amount that, together with their basic life insurance, does not exceed $500,000. Upon death, all unvested shares of restricted stock previously granted would automatically fully vest.

Departure of Former Chief Executive Officer and President and other Executive Officers (and Consulting Agreement with Former Executive Officer)

Kevin Armstrong, Former Chief Executive Officer and President.  Kevin Armstrong resigned his employment and all offices and positions with the Company on March 12, 2007. Pursuant to the terms of his employment agreement, Mr. Armstrong did not receive any payments or benefits, other than salary and benefits accrued through the effective date of the termination of his employment in the amount of $6,730.77 representing five days’ earned but unpaid base salary. Additionally, pursuant to the terms of his employment agreement and the incentive plans under which his stock options and restricted stock were awarded, all unvested restricted stock (308,000) and stock options (117,954) were forfeited and cancelled as of the effective date of his termination. In accordance with the terms of his employment agreement, upon termination of his employment, we transferred ownership of his cell phone, laptop computer and blackberry to Mr. Armstrong for his personal use at his cost and expense.

Gilbert Melott, Former Chief People Officer.  Gilbert Melott resigned his employment and all offices and positions with the Company on October 17, 2007. Pursuant to the terms of his separation agreement and general release, all of his unvested stock options and stock awards became fully vested immediately prior to the termination of his employment on October 17, 2007, except for 39,319 stock options what had an exercise price greater than the fair value of the Company’s stock at the time of such termination (which were cancelled). Additionally, for a period up to 18 months, the Company will pay for the cost to continue Mr. Melott’s healthcare benefits under COBRA. Mr. Melott is subject to customary non-competition and non-solicitation obligations.

Edward Backus, Former Executive Vice President and Chief Development Officer.  Edward Backus resigned his employment and all offices and positions with the Company on August 10, 2007. Pursuant to the terms of his employment agreement, the Company paid Mr. Backus six months’ severance in the amount of $150,000 as an early termination penalty. Subsequent to the termination of his employment on August 10, 2007, the Company entered into a consulting agreement with Mr. Backus in September 2007, which was extended and modified as of March 1, 2008. Under this consulting agreement, Mr. Backus will provide franchise consulting services to the Company. Pursuant to the terms of this agreement, he will be paid consulting fees of $14,000 per month, reimbursed up to $1,000 per month for COBRA premiums and paid a 15% commission on the area development fees paid to the Company for each signed area development agreement that he originates or solicits, develops and materially participates in closing. In addition, he will be reimbursed for reasonable business expenses incurred and submitted in accordance with the Company’s business expense reimbursement policy. The agreement may be terminated at any time by him or the Company for any or no reason upon 30 day’s prior written notice. However, his engagement and the agreement will automatically terminate in the event of his death, and the Company may immediately terminate the agreement “for cause” (as defined in the agreement). If we terminate the agreement other than “for cause” (as defined by the Company), for a period of 90 days following the date of termination, he will be paid the 15% commission on all of the area development agreements that he had originated or solicited, developed and materially participated in closing that are signed during the 90-day period following his termination without cause.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2007, with respect to the Company’s equity compensation plans under which shares of the Company’s common stock may be issued.

EQUITY COMPENSATION PLAN INFORMATION(1)

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants, and Rights(2)	Warrants, and Rights	Reflected in Column (a))(3)

Equity compensation plans approved by stockholders	1,638,067	$7.98	1,901,200
Equity compensation plans not approved by stockholders	None	None	None

Total	1,638,067	$7.98	1,901,200

(1)	The information in this chart is determined as of December 31, 2007.

(2)	The totals in this column reflect outstanding stock options, as the Company has not granted warrants or rights to employees.

(3)	The totals in this column pertain to the Omnibus Plan which was approved by stockholders and implemented in May 2005. There are no other long-term incentive plans applicable to employees in effect as April 4, 2008.

TRANSACTIONS WITH RELATED PERSONS

No director, executive officer or stockholder who is known to the Company to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of such director, executive officer or stockholder, has a direct or indirect material interest in any transaction since the beginning of fiscal 2007, or any currently proposed transaction, in which the Company or one of its subsidiaries is a party and the amount involved exceeds $120,000.

The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the Company is a participant and (ii) any “related person” (defined as a director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company’s General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Audit Committee. The Audit Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Audit Committee, and the Audit Committee will evaluate all options available, including ratification, amendment or termination of the transaction.

The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement if he or she was a “named executive officer” and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (iv) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis; (v) any transaction involving competitive bids; (vi) any transaction in which the rates or charges incurred are subject to governmental regulation and (vii) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Company’s executive management team approved the above policy in April 2007. Although not previously set forth in a written policy, the Company has followed the above approval procedures when considering all related person transactions in the past.

INDEMNIFICATION

As required by our By-laws, we indemnify our directors and most of our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Così’s directors, executive officers, and 10% stockholders to file reports of ownership and reports of changes in ownership of Così’s common stock and other equity securities with the SEC and the NASDAQ Global Market. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Così believes that during fiscal 2007, Così’s directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, other than late filing of Forms 3 and 4 by each of the following individuals: Chris Ames (one Form 4, one transaction), Becky Iliff (one Form 4, one transaction), Mark Demilio (one Form 4, one transaction), Creed Ford (one Form 4, one transaction), Michael O’Donnell (one Form 4, one transaction), Karl Okamoto (one Form 4, one transaction ), and Vardon Capital Management LLC (two Form 4s, two transactions).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes all compensation decisions required to be made by the Compensation Committee pursuant to the Compensation Committee’s Charter. The current members of the Compensation Committee are Messrs. O’Donnell, as Chair, Cohen, and Okamoto. None of the Compensation Committee members has served as an officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II.	PROPOSAL NUMBER TWO — RATIFICATION OF AUDITORS

The Board of Directors has appointed the firm of BDO Seidman, LLP to be the Company’s independent registered public accounting firm for the fiscal year ended December 29, 2008, and recommends to stockholders that they vote for ratification of that appointment.

BDO Seidman, LLP has served in this capacity since August 11, 2004. A representative of BDO Seidman, LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

The appointment of the independent registered public accounting firm is approved annually by the Audit Committee of the Board of Directors of Così and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that Così will need, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the accountants.

Before making its recommendation to the Board of Directors for appointment of BDO Seidman, LLP, the Audit Committee carefully considered that firm’s qualifications as the Company’s independent registered public accounting firm, which included a review of BDO Seidman, LLP’s performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with BDO Seidman, LLP in these respects.

The Company is asking its stockholders to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of BDO Seidman, LLP to stockholders for ratification because the Company values its stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If ratification is not obtained, the Audit Committee intends to continue the engagement of BDO Seidman, LLP at least through the end of the 2008 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2008.

INDEPENDENT AUDITORS

Audit and Non-Audit Fees

The following table presents the aggregate fees billed for professional services rendered by BDO Seidman, LLP in fiscal years 2007 and 2006 and by Ernst & Young LLP in fiscal year 2006. Other than as set forth below, no professional services were rendered or fees billed by BDO Seidman, LLP during fiscal years 2007 and 2006 and by Ernst & Young LLP in fiscal year 2006.

	Fiscal Year 2007		Fiscal Year 2006
		FY			FY
	BDO	2007	BDO	Ernst &	2006
	Seidman, LLP	Total	Seidman, LLP	Young LLP (3)	Total

Audit Fees(1)	$446,354	$446,354	$448,791	$28,000	$476,791
Audit-Related Fees	15,996	15,9969	10,000	—	10,000
Tax Fees(2)	93,430	93,430	44,877	—	44,877
All Other Fees	—	—	—	—	—

Total	$555,780	$555,780	$503,668	$28,000	$531,668

(1)	Audit fees consist of professional services rendered for the audit of the Company’s consolidated annual financial statements and the reviews of the Company’s quarterly financial statements. This category also includes fees for work related to the requirements of Section 404 of the Sarbanes Oxley Act, review of Uniform Franchise Offering circular in connection with state franchise registrations, and the issuance of comfort letters, consents, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of fees for professional services rendered to the Company for tax compliance, tax advice and tax planning, including a study relating to Internal Revenue Code Section 382 with respect to the availability of certain tax benefits.

(3)	During fiscal 2006, Ernst & Young LLP rendered limited services with respect to the period of time applicable to their prior engagement by the Company.

Pre-Approved Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal-control related services, tax services and other services.

Prior to engagement of the independent registered public accounting firm, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Exchange Act. The Audit Committee also specifically pre-approves any engagement of the independent registered public accounting firm to provide internal-control related services and other services.

Prior to engaging BDO Seidman, LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of BDO Seidman, LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and, special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of Così’s Annual Report, which incorporates its Form 10-K for the fiscal year ended December 31, 2007, including audited financial statements set forth therein, was sent to all stockholders of Così along with this Proxy Statement.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Così Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Così, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Così may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by Così.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the Company’s 2009 Annual Meeting of Stockholders must submit such proposal to Così no later than December 13, 2008.

In addition, Così’s Amended and Restated By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2009 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder’s stock ownership and identity, to Così’s Secretary not earlier than December 13, 2008, nor later than January 12, 2009. However, in the event that the 2009 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2008 Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2009 Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. If the Company does not receive timely notice, the proxy holders will vote on the matter, if presented at the meeting, in their discretion.

By order of the Board of Directors,

William D. Forrest
Chairman

Dated: April 17, 2008.

EXHIBIT A

COSÌ, INC.
BOARD OF DIRECTOR CANDIDATE GUIDELINES

The Nominating/Corporate Governance Committee of Così, Inc. (“Corporation”) identifies, evaluates and recommends candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance in accordance with the procedure set forth in the Nominating/Corporate Governance Committee Charter. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation’s stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

•	Candidates must be independent pursuant to the requirements of the National Association of Security Dealers (“NASD”).

•	Candidates should be at least 21 years of age.

•	Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

•	Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.

•	Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•	Candidates should have knowledge of the Corporation and issues affecting the Corporation.

•	Candidates should be committed to enhancing stockholder value.

•	Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

•	Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

•	Candidates should have, and be willing to devote sufficient time to fulfill their obligations to the Corporation and its stockholders.

•	Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

•	Candidates should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

A-1

0 COSÌ, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints William D. Forrest and James Hyatt, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Annual Meeting of Stockholders of Così, Inc. (“Così”) to be held at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois, on May 12, 2008, at 3:00 p.m. local time, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Così shown on the other side of this card with all the powers the undersigned would possess if personally thereat. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NAMED NOMINEES AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COSÌ SOLICITING PROXIES FOR THE 2008 ANNUAL MEETING. All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE) 14475

ANNUAL MEETING OF STOCKHOLDERS OF COSÌ, INC. May 12, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 051208 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. Signature of Stockholder Date: Signature of Stockholder Date: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O William D. Forrest O Robert Merritt 2. Ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.